Exhibit 99.2

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525 5500; FAX: (86 10) 8525 5511 / 8525 5522

Beijing • Shanghai • Shenzhen • Hong Kong

www.hankunlaw.com

September 27, 2019

To:	Aesthetic Medical International Holdings Group Limited (the “Company”)

1122 Nanshan Boulevard
Nanshan District, Shenzhen, Guangdong Province
The People’s Republic of China

Re: Legal Opinion on Certain PRC Legal Matters

Dear Sirs or Madams:

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We are acting as PRC counsel to the Company, a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) of a certain number of American Depositary Shares (the “ADSs”), each representing a certain number of ordinary shares of the Company, as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the ADSs on the NASDAQ Global Market.

A.                Documents and Assumptions

In rendering this opinion, we have carried out due diligence, reviewed and examined copies of the Registration Statement, and other documents as we have considered necessary or advisable for the purpose of rendering this opinion, including but not limited to originals or copies of the due diligence documents provided to us by the Company and the PRC Companies (as defined below) and such other documents, corporate records and certificates issued by the Governmental Agencies (collectively, the “Documents”).  Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by competent Governmental Agencies (as defined below) or appropriate representatives of the Company or the PRC Companies.

In rendering this opinion, we have made the following assumptions (the “Assumptions”):

(1)                                 all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)                                 each of the parties to the Documents, other than the PRC Companies, (a) if a legal person or other entity, is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party, and, if a legal person or other entity, in accordance with the laws of its jurisdiction of organization and/or incorporation or the laws that it is subject to;

(3)                                 unless otherwise indicated in the Documents, the Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)                                 the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)                                 all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this opinion are true, correct and complete; and

(6)                                 all the explanations and interpretations provided by the officers of Governmental Agencies duly reflect the official position of the Governmental Agencies, and all the factual statements provided by the Company and PRC Companies, including but not limited to the statements set forth in the Documents, are complete, true and correct.

(7)                                 all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

B.                Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“Changsha Pengai”	means Changsha Pengai Aesthetic Medical Hospital Co., Ltd. (长沙鹏爱医疗美容医院有限公司).

“Chongqing Pengai”	means Chongqing Pengai Aesthetic Medical Hospital Co., Ltd. (重庆鹏爱医疗美容医院有限公司).

“Contractual Arrangements” / “Agreements under the Contractual Arrangements”	means the documents as set forth in Schedule B hereto, and each, an “Agreement under the Contractual Arrangements”.

“Governmental Agency”

means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of similar nature in the PRC.

“Governmental Authorization”

means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“Guangzhou Pengai”	means Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd. (广州鹏爱医疗美容医院有限公司).

“Hangzhou Pengai”	means Hangzhou Pengai Aesthetic Medical Clinic Co., Ltd. (杭州鹏爱医疗美容门诊部有限公司).

“Jinan Pengai”	means Jinan Pengai Cosmetic Surgery Hospital Co., Ltd.(济南鹏爱美容整形医院有限公司).

“New M&A Rules”

means the Provisions on Merging and Acquiring Domestic Enterprises by Foreign Investors, which was promulgated by six Governmental Agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the SAFE, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“Peng Yida”	means Peng Yida Business Consulting (Shenzhen) Co., Ltd. (鹏意达商务咨询（深圳）有限公司).

“Pengai Investment”	means Shenzhen Pengai Hospital Investment Management Co., Ltd. (深圳鹏爱医院投资管理有限公司), formerly known as Shenzhen Pengcheng Hospital Investment Management Co., Ltd. (深圳鹏程医院投资管理有限公司).

“Pengai Jiayan”	means Yantai Pengai Jiayan Cosmetic Surgery Hospital Co., Ltd. (烟台鹏爱佳妍美容整形医院有限公司).

“Pengai Xiuqi”	means Shenzhen Pengai Xiuqi Aesthetic Medical Hospital (深圳鹏爱秀琪医疗美容医院).

“PRC Companies”	means, collectively, all entities listed in Schedule A hereof, and each, a “PRC Company”.

“PRC Laws”

means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

“Relevant Subsidiaries”	means Pengai Jiayan, Hangzhou Pengai, Chongqing Pengai, Changsha Pengai, Shanghai Pengai, Pengai Xiuqi, Guangzhou Pengai and Jinan Pengai, and each, a “Relevant Subsidiary”.

“Shanghai Pengai”	means Shanghai Pengai Aesthetic Medical Clinic Co., Ltd. (上海鹏爱医疗美容门诊部有限公司).

C.                Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion that:

(i)                                                         Contractual Arrangements.  The ownership structure of the PRC Companies as set forth in the Registration Statement, do not and will not, immediately after giving effect to the Offering, result in any violation of applicable PRC Laws.  Each of Relevant Subsidiaries, and, to the best of our knowledge after due inquiry, each of Zhou Pengwu (周鹏武) and Ding Wenting (丁文婷), has the power, authority and legal right to enter into, execute, deliver and perform its, his or her respective obligations under each Agreement under the Contractual Arrangements to which it, he or she is a party.  Except as disclosed in the Registration Statement, each Agreement under the Contractual Arrangements constitutes valid, legal and binding obligations enforceable against each of Relevant Subsidiaries and Zhou Pengwu (周鹏武) and Ding Wenting (丁文婷) to which it, he or she is a party in accordance with its terms and applicable PRC Laws currently in effect, and will not, immediately after giving effect to the Offering, contravene applicable PRC Laws currently in effect.  To the best of our knowledge after due inquiry, none of Relevant Subsidiaries, Zhou Pengwu (周鹏武) and Ding Wenting (丁文婷) is in material breach or default in the performance or observance of any of the terms or provisions of the Contractual Arrangements to which it, he or she is a party.

Except as disclosed in the Registration Statement, the due execution, delivery and performance of each Agreement under the Contractual Arrangements by the parties thereto and the consummation of the transactions contemplated thereunder do not, as to each of the PRC Companies that is a party to such Agreement under the Contractual Arrangements: (a) result in any violation of the business license, articles of association, approval certificate or other constitutional documents (if any) of such Relevant Subsidiary; or (b) result in any violation of applicable PRC Laws.  No Governmental Authorizations are required under PRC Laws in connection with the due execution, delivery or performance of each of the Contractual Arrangements other than those already obtained; provided, however, any exercise by Pengai Investment of its rights under the relevant exclusive option agreements will be subject to: (a) the Governmental Authorizations for the resulting equity transfer; (b) the exercise price for equity transfer under the Contractual Arrangements in accordance with PRC Laws; and (c) completion of tax filing under applicable PRC Laws.

There are, however, substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the Governmental Agencies will take a view that is not contrary to or otherwise different from our opinion stated above.

(ii)                                                      Taxation.  The statements made in the Registration Statement under the caption “Taxation — People’s Republic of China taxation,” with respect to the PRC tax laws and regulations or interpretations, constitute true and accurate descriptions of the matters described therein in all material respects and such statements constitute our opinion.

(iii)                                                   New M&A Rules.  Based on our understanding of the explicit provisions under the PRC Laws, we are of the opinion that the CSRC’s approval is not required to be obtained for the Offering or the listing, because (i) the CSRC has not issued any definitive rule or interpretation concerning whether the Offering is subject to the New M&A Rules as of the date hereof ; (ii) Peng Yida is a wholly foreign-owned enterprise which was initially established by means of direct investment and not through mergers or acquisitions of the equity or assets of a “PRC domestic company” as such term is defined under the New M&A Rules; and (iii) no explicit provision in the New M&A Rules classifies the contractual arrangements under the Contractual Arrangements as a type of acquisition transaction falling under the New M&A Rules.

(iv)                                                  Enforceability of Civil Procedures.  The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law.  PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions.  China does not have any treaty or other form of written arrangement with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments.  In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest.  As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(v)                                                     PRC Laws.  All statements set forth in the Registration Statement under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Our History and Corporate Structure,” “Business,” “Regulation,” “Related Party Transactions,” and “Taxation—People’s Republic of China taxation,” in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material respects, and are fairly disclosed and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

D.                Qualifications

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

i.                                          Our opinion is limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

ii.                                       There is no guarantee that any of the PRC Laws referred to herein, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

iii.                                    Our opinion is subject to (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

iv.                                   Our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

v.                                      This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. Under PRC Laws, foreign investment is restricted in certain industries. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts such as the Contractual Arrangements  and transactions contemplated by the Contractual Arrangements, are subject to the discretion of the competent Governmental Agency.

vi.                                   The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company and the PRC Companies in connection with the Offering and the transactions contemplated thereby.

vii.                                We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on representations made by officers and employees of the Company, the PRC Companies and Governmental Agencies.

viii.                             We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to render this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Companies or the rendering of this opinion.

ix.                                   This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

x.                                      This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Risk Factors,” “Our History and Corporate Structure,” “Enforceability of Civil Liabilities,” “Regulations,” “Taxation — People’s Republic of China taxation,” and “Legal Matters” in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

Schedule A

List of the PRC Companies

1.              Peng Yida Business Consulting (Shenzhen) Co., Ltd. (鹏意达商务咨询（深圳）有限公司);

2.              Shenzhen Pengai Hospital Investment Management Co., Ltd. (深圳鹏爱医院投资管理有限公司);

3.              Shenzhen Pengcheng General Hospital (深圳鹏程医院);

4.              Shenzhen Pengai Aesthetic Medical Hospital Co., Ltd. (深圳鹏爱医疗美容医院);

5.              Shenzhen Pengai Xiuqi Aesthetic Medical Hospital (深圳鹏爱秀琪医疗美容医院);

6.              Shenzhen Pengai Culture Broadcast Co., Ltd. (深圳鹏爱文化传播有限公司);

7.              Shenzhen City Pengai Beauty Promise Cosmetic Co., Ltd. (深圳市鹏爱美丽约定美容有限公司);

8.              Changsha Pengai Aesthetic Medical Hospital Co., Ltd. (长沙鹏爱医疗美容医院有限公司);

9.              Chengdu Pengai Yueji Aesthetic Medical Clinic Co., Ltd. (成都鹏爱悦己医疗美容门诊部有限公司);

10.       Chongqing Pengai Aesthetic Medical Hospital Co., Ltd. (重庆鹏爱医疗美容医院有限公司);

11.       Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd. (广州鹏爱医疗美容医院有限公司);

12.       Haikou Pengai Aesthetic Medical Hospital Co., Ltd. (海口鹏爱医疗美容医院有限公司);

13.       Hangzhou Pengai Aesthetic Medical Clinic Co., Ltd. (杭州鹏爱医疗美容门诊部有限公司);

14.       Huizhou Pengai Aesthetic Medical Hospital Co., Ltd. (惠州鹏爱医疗美容医院有限公司);

15.       Nanchang Pengai Aesthetic Medical Clinic Co., Ltd. (南昌鹏爱医疗美容门诊部有限公司);

16.       Shanghai Pengai Aesthetic Medical Clinic Co., Ltd. (上海鹏爱医疗美容门诊部有限公司);

17.       Shanghai Pengai Medical Technology Co., Ltd. (上海鹏爱医疗科技有限公司);

18.       Yinchuan Pengai Yueji Aesthetic Medical Clinic Co., Ltd. (银川市鹏爱悦己医疗美容门诊部有限公司);

19.       Yantai Pengai Jiayan Cosmetic Surgery Hospital Co., Ltd. (烟台鹏爱佳妍美容整形医院有限公司);

20.       Ninghai Pengai Aesthetic Medical Clinic Co., Ltd.(宁海鹏爱医疗美容门诊部有限公司);

21.       Jinan Pengai Cosmetic Surgery Hospital Co., Ltd.(济南鹏爱美容整形医院有限公司);

22.       Shenzhen Pengai Yueji Aesthetic Medical Hospital (深圳鹏爱悦己医疗美容医院);

23.       Shenzhen Pengai Yuexin Aesthetic Medical Hospital (深圳鹏爱悦心医疗美容医院); and

24.       Shenzhen Yueji Aesthetic Medical Clinic Co., Ltd. (深圳悦己医疗美容门诊部有限公司).

Schedule B

List of the Contractual Arrangements

Pengai Jiayan

1.              Loan Agreement (借款协议) dated as of November 5, 2018 between Pengai Investment and Zhou Pengwu (周鹏武);

2.              Economic Interest Transfer Agreement (股权收益权转让协议) dated as of November 5, 2018 among Pengai Investment, Zhou Pengwu (周鹏武) and Pengai Jiayan;

3.              Exclusive Option Agreement (独家购买权协议) dated as of November 5, 2018 among Pengai Investment, Pengai Jiayan and Zhou Pengwu (周鹏武);

4.              Equity Interest Pledge Agreement (股权质押协议) dated as of November 5, 2018 among Pengai Investment, Pengai Jiayan and Zhou Pengwu (周鹏武);

5.              Power of Attorney (授权委托书) dated as of November 5, 2018 issued by Zhou Pengwu (周鹏武);

6.              Consent Letter (同意函) dated as of November 5, 2018 issued by Ding Wenting (丁文婷).

Hangzhou Pengai

1.              Loan Agreement (借款协议) dated as of August 30, 2018 between Pengai Investment and Zhou Pengwu (周鹏武);

2.              Economic Interest Transfer Agreement (股权收益权转让协议) dated as of August 30, 2018 among Pengai Investment, Zhou Pengwu (周鹏武) and Hangzhou Pengai;

3.              Exclusive Option Agreement (独家购买权协议) dated as of August 30, 2018 among Pengai Investment, Hangzhou Pengai and Zhou Pengwu (周鹏武);

4.              Equity Interest Pledge Agreement (股权质押协议) dated as of August 30, 2018 among Pengai Investment, Hangzhou Pengai and Zhou Pengwu (周鹏武);

5.              Power of Attorney (授权委托书) dated as of August 30, 2018 issued by Zhou Pengwu (周鹏武);

6.              Consent Letter (同意函) dated as of August 30, 2018 issued by Ding Wenting (丁文婷);

7.              Amended and Restated Loan Agreement (经修订与重述的借款协议) dated as of April 1, 2019 between Pengai Investment and Zhou Pengwu (周鹏武);

8.              Amended and Restated Economic Interest Transfer Agreement (经修订与重述的股权收益权转让协议) dated as of April 1, 2019 among Pengai Investment, Zhou Pengwu (周鹏武) and Hangzhou Pengai;

9.              Amended and Restated Exclusive Option Agreement (经修订与重述的独家购买权协议) dated as of April 1, 2019 among Pengai Investment, Hangzhou Pengai and Zhou Pengwu (周鹏武);

10.       Amended and Restated Equity Interest Pledge Agreement (经修订与重述的股权质押协议) dated as of April 1, 2019 among Pengai Investment, Hangzhou Pengai and Zhou Pengwu (周鹏武);

11.       Amended and Restated Power of Attorney (经修订与重述的授权委托书) dated as of April 1, 2019 issued by Zhou Pengwu (周鹏武);

12.       Amended and Restated Consent Letter (经修订与重述的同意函) dated as of April 1, 2019 issued by Ding Wenting (丁文婷).

Chongqing Pengai

1.              Loan Agreement (借款协议) dated as of July 6, 2018 between Pengai Investment and Zhou Pengwu (周鹏武);

2.              Economic Interest Transfer Agreement (股权收益权转让协议) dated as of July 6, 2018 among Pengai Investment, Zhou Pengwu (周鹏武) and Chongqing Pengai;

3.              Exclusive Option Agreement (独家购买权协议) dated as of July 6, 2018 among Pengai Investment, Chongqing Pengai and Zhou Pengwu (周鹏武);

4.              Equity Interest Pledge Agreement (股权质押协议) dated as of July 6, 2018 among Pengai Investment, Chongqing Pengai and Zhou Pengwu (周鹏武);

5.              Power of Attorney (授权委托书) dated as of July 6, 2018 issued by Zhou Pengwu (周鹏武);

6.              Consent Letter (同意函) dated as of July 6, 2018 issued by Ding Wenting (丁文婷);

7.              Amended and Restated Loan Agreement (经修订与重述的借款协议) dated as of January 1, 2019 between Pengai Investment and Zhou Pengwu (周鹏武);

8.              Amended and Restated Economic Interest Transfer Agreement (经修订与重述的股权收益权转让协议) dated as of January 1, 2019 among Pengai Investment, Zhou Pengwu (周鹏武) and Chongqing Pengai;

9.              Amended and Restated Exclusive Option Agreement (经修订与重述的独家购买权协议) dated as of January 1, 2019 among Pengai Investment, Chongqing Pengai and Zhou Pengwu (周鹏武);

10.       Amended and Restated Equity Interest Pledge Agreement (经修订与重述的股权质押协议) dated as of January 1, 2019 among Pengai Investment, Chongqing Pengai and Zhou Pengwu (周鹏武);

11.       Amended and Restated Power of Attorney (经修订与重述的授权委托书) dated as of January 1, 2019 issued by Zhou Pengwu (周鹏武);

12.       Amended and Restated Consent Letter (经修订与重述的同意函) dated as of January 1, 2019 issued by Ding Wenting (丁文婷).

Changsha Pengai

1.              Loan Agreement (借款协议) dated as of October 29, 2018 between Pengai Investment and Zhou Pengwu (周鹏武);

2.              Economic Interest Transfer Agreement (股权收益权转让协议) dated as of October 29, 2018 among Pengai Investment, Zhou Pengwu (周鹏武) and Changsha Pengai;

3.              Exclusive Option Agreement (独家购买权协议) dated as of October 29, 2018 among Pengai Investment, Changsha Pengai and Zhou Pengwu (周鹏武);

4.              Equity Interest Pledge Agreement (股权质押协议) dated as of October 29, 2018 among Pengai Investment, Changsha Pengai and Zhou Pengwu (周鹏武);

5.              Power of Attorney (授权委托书) dated as of October 29, 2018 issued by Zhou Pengwu (周鹏武);

6.              Consent Letter (同意函) dated as of October 29, 2018 issued by Ding Wenting (丁文婷).

Shanghai Pengai

1.              Loan Agreement (借款协议) dated as of September 29, 2018 between Pengai Investment and Zhou Pengwu (周鹏武);

2.              Economic Interest Transfer Agreement (股权收益权转让协议) dated as of September 29, 2018 among Pengai Investment, Zhou Pengwu (周鹏武) and Shanghai Pengai;

3.              Exclusive Option Agreement (独家购买权协议) dated as of September 29, 2018 among Pengai Investment, Shanghai Pengai and Zhou Pengwu (周鹏武);

4.              Equity Interest Pledge Agreement (股权质押协议) dated as of September 29, 2018 among Pengai Investment, Shanghai Pengai and Zhou Pengwu (周鹏武);

5.              Power of Attorney (授权委托书) dated as of September 29, 2018 issued by Zhou Pengwu (周鹏武);

6.              Consent Letter (同意函) dated as of September 29, 2018 issued by Ding Wenting (丁文婷).

Pengai Xiuqi

1.              Loan Agreement (借款协议) dated as of August 10, 2018 between Pengai Investment and Zhou Pengwu (周鹏武);

2.              Economic Interest Transfer Agreement (股权收益权转让协议) dated as of August 10, 2018 among Pengai Investment, Zhou Pengwu (周鹏武) and Pengai Xiuqi;

3.              Exclusive Option Agreement (独家购买权协议) dated as of August 10, 2018 among Pengai Investment, Pengai Xiuqi and Zhou Pengwu (周鹏武);

4.              Equity Interest Pledge Agreement (股权质押协议) dated as of August 10, 2018 among Pengai Investment, Pengai Xiuqi and Zhou Pengwu (周鹏武);

5.              Power of Attorney (授权委托书) dated as of August 10, 2018 issued by Zhou Pengwu (周鹏武);

6.              Consent Letter (同意函) dated as of August 10, 2018 issued by Ding Wenting (丁文婷).

Guangzhou Pengai

1.              Loan Agreement (借款协议) dated as of April 27, 2018 between Pengai Investment and Zhou Pengwu (周鹏武);

2.              Economic Interest Transfer Agreement (股权收益权转让协议) dated as of April 27, 2018 among Pengai Investment, Zhou Pengwu (周鹏武) and Guangzhou Pengai;

3.              Exclusive Option Agreement (独家购买权协议) dated as of April 27, 2018 among Pengai Investment, Guangzhou Pengai and Zhou Pengwu (周鹏武);

4.              Equity Interest Pledge Agreement (股权质押协议) dated as of April 27, 2018 among Pengai Investment, Guangzhou Pengai and Zhou Pengwu (周鹏武);

5.              Power of Attorney (授权委托书) dated as of April 27, 2018 issued by Zhou Pengwu (周鹏武);

6.              Consent Letter (同意函) dated as of April 27, 2018 issued by Ding Wenting (丁文婷);

7.              Amended and Restated Loan Agreement (经修订与重述的借款协议) dated as of March 1, 2019 between Pengai Investment and Zhou Pengwu (周鹏武);

8.              Amended and Restated Economic Interest Transfer Agreement (经修订与重述的股权收益权转让协议) dated as of March 1, 2019 among Pengai Investment, Zhou Pengwu (周鹏武) and Guangzhou Pengai;

9.              Amended and Restated Exclusive Option Agreement (经修订与重述的独家购买权协议) dated as of March 1, 2019 among Pengai Investment, Guangzhou Pengai and Zhou Pengwu (周鹏武);

10.       Amended and Restated Equity Interest Pledge Agreement (经修订与重述的股权质押协议) dated as of March 1, 2019 among Pengai Investment, Guangzhou Pengai and Zhou Pengwu (周鹏武);

11.       Amended and Restated Power of Attorney (经修订与重述的授权委托书) dated as of March 1, 2019 issued by Zhou Pengwu (周鹏武);

12.       Amended and Restated Consent Letter (经修订与重述的同意函) dated as of March 1, 2019 issued by Ding Wenting (丁文婷).

Jinan Pengai

1.              Loan Agreement (借款协议) dated as of January 1, 2019 between Pengai Investment and Zhou Pengwu (周鹏武);

2.              Economic Interest Transfer Agreement (股权收益权转让协议) dated as of January 1, 2019 among Pengai Investment, Zhou Pengwu (周鹏武) and Jinan Pengai;

3.              Exclusive Option Agreement (独家购买权协议) dated as of January 1, 2019 among Pengai Investment, Jinan Pengai and Zhou Pengwu (周鹏武);

4.              Equity Interest Pledge Agreement (股权质押协议) dated as of January 1, 2019 among Pengai Investment, Jinan Pengai and Zhou Pengwu (周鹏武);

5.              Power of Attorney (授权委托书) dated as of January 1, 2019 issued by Zhou Pengwu (周鹏武);

6.              Consent Letter (同意函) dated as of January 1, 2019 issued by Ding Wenting (丁文婷).